Exhibit 10.23

TERMINATION OF AIRCRAFT LEASE

        This Termination of Lease Agreement (“Lease” or “Agreement”) is executed this 28th day of August, 2009 by and between EAGLE III, LLC, a Montana limited liability company (“Lessor”) and SEMITOOL, INC., a Montana corporation, with its principal place of business at 655 West Reserve Drive, Kalispell, Montana (“Lessee”).

RECITALS

    A.        Lessor is the owner of a 1994 Cessna Citation 525 (the “Aircraft”) with a serial number of 525-0074 and a registration number of N511TC.

    B.        Lessor leased the Aircraft to the Lessee pursuant to the terms of a Lease Agreement dated August 22, 2004, as amended (the “Lease Agreement”).

    C.        Lessee and Lessor seek to terminate the Lease.

        NOW, THEREFORE, in consideration of the mutual promises and covenants exchanged herein and for other good and valuable consideration, the parties hereto agree as follows:

    1.        Termination of Lease. Lessor and Lessee hereby agree to (i) amend the amount of rental payments due for the period of July 1, 2009 to the date hereof to the amount of $5000 and (ii) terminate the Lease effective as of the date hereof.

    2.        Other Terms. All other terms of the Lease Agreement shall remain unchanged and shall be incorporated by reference herein in their entirety.

        IN WITNESS WHEREOF, the Lessee and Lessor have duly executed this Termination of Lease Agreement as of the date first written above.

LESSEE: SEMITOOL, INC.	LESSOR: EAGLE III, LLC

By:      /s/Larry A. Viano
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Name:  Larry A. Viano
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Title:    VP-Finance, CFO
------------------------------------------------	By: /s/Raymon F. Thompson ------------------------------------------- Name: Raymon F. Thompson ------------------------------------------- Title: President -------------------------------------------